UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2015

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 29, 2015, Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) completed the previously announced sale (the “Sale”) of its exploration properties and related assets (excluding the Hycroft operation) (the “Acquired Assets”) to Clover Nevada LLC (“Clover Nevada”), a wholly-owned subsidiary of Waterton Precious Metals Fund II Cayman, LP. The Acquired Assets consist of 75 mineral exploration properties and assets encompassing approximately 165,000 acres of land in the State of Nevada. The Acquired Assets include all of Allied Nevada’s patented and unpatented mining claims and rights associated with properties other than Hycroft, including any royalties or similar interests.

The Sale was completed pursuant to that certain Asset Purchase Agreement (the “Agreement”), dated as of April 27, 2015, by and among the Company and certain of its wholly-owned subsidiaries and Clover Nevada, for an aggregate purchase price of $17.5 million. The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2015, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2015	Allied Nevada Gold Corp.

	By:	/s/ Stephen M. Jones
Stephen M. Jones
Executive Vice President and Chief Financial Officer